FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to Employment Agreement (this “Amendment”) is entered into as of December 1, 2025 (the “Amendment Effective Date”), by and between Via Renewables, Inc., a Delaware corporation (the “Company”), and Paul Konikowski (the “Executive”).
Recitals
A.     The Company and Executive are parties to that certain Employment Agreement, dated November 4, 2021 (the “Agreement”).
B.     The Company and Executive desire to amend the Agreement solely to increase Executive’s base salary.
Accordingly, the parties agree as follows:
1.     Amendment to Base Salary. The definition of Base Salary in Exhibit A to the Agreement is hereby amended and restated in its entirety to read as follows:
“Base Salary: Annual base salary of $550,000.00 (less applicable taxes and withholdings) as adjusted from time to time by the Company (the “Base Salary”) payable in conformity with the Company’s customary payroll practices for similarly situated employees as may exist from time to time, but no less frequently than monthly.”

2.     No Other Changes. Except as expressly provided in this Amendment, the Agreement is not amended and remains in full force and effect. If there is any conflict between this Amendment and the Agreement, this Amendment will control.
3.     Miscellaneous. This Amendment may be executed in counterparts (including by PDF/electronic signature), each of which will be deemed an original, and all of which together constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VIA RENEWABLES, INC.
By: /s/ Mike Barajas
Name: Mike Barajas
Title: Chief Financial Officer

EXECUTIVE
/s/ Paul Konikowski

Paul Konikowski